EXHIBIT 10(j)

                                 SPLIT DOLLAR AGREEMENT
                               COLLATERAL ASSIGNMENT FORM



        Agreement made the 20th day of December, 1988, by and between JACOBSON STORES INC. (the "Corporation") and JoAnne G. Rosenfeld, Trustee (the "Policy Owner").

        WHEREAS, Mark K. Rosenfeld (the "Employee") wishes to establish a life insurance program for the benefit and protection of his family under Policy No. 35-909-033 issued by New York Life Insurance Company (the "Policy"); and

        WHEREAS, the Corporation wishes to help the Employee provide such insurance for the benefit and protection of his family by the payment of premiums due on the Policy in accordance with the provisions of this Agreement; and

        WHEREAS, the Policy Owner will be the sole owner of the Policy, and the Policy will be collaterally assigned to the Corporation for the sole purpose of providing security for the repayment of the amounts which the Corporation will contribute toward payment of its share of the premium due on the Policy; and

        WHEREAS, it is the desire of the parties to define the limited extent of the Corporation's security interest in the cash surrender value of the Policy;

        NOW, THEREFORE, in consideration of the mutual promises contained herein, it is agreed between the parties hereto as follows:

                                   Article 1

        The Policy is the exclusive property of the Policy Owner, who may exercise all rights of ownership with respect thereto, subject only to the security interest of the Corporation as expressed in this Agreement and the Collateral Assignment of the Policy to the Corporation.



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                                   Article 2

A. The Corporation shall be responsible for the remittance of the entire premium due to New York Life Insurance Company on or before the date the premium is due or within the grace period allowed by the Policy for the payment of premiums and, if requested, shall give proof of the timely payment of each premium to the Policy Owner.

B. The Policy Owner shall not be required to pay any part of the premium except it shall remit to the Corporation the premium for the Waiver of Premium and the Accidental Death Benefit Coverage(s), if any, on the Policy and an amount equal to any dividends paid in cash to the Policy Owner.

                                   Article 3

        The Policy Owner shall collaterally assign the Policy to the Corporation pursuant to the terms of this Agreement as security for the amounts paid by the Corporation toward its portion of the premiums on the Policy provided for in Article 2 of this Agreement.

                                   Article 4

A. The Corporation, as collateral assignee, shall have the limited right to obtain one or more Policy loans based on the Policy's loan values as defined in the Policy equal to the aggregate amounts paid by the Corporation toward its share of the premium on the Policy, pursuant to
        Article 2 of this Agreement.

B. The Corporation shall have the right to borrow the entire loan value of the Policy as its security interest. Any loan value in excess of the aggregate premiums paid by the Corporation shall be part of the Corporation's security interest in the Policy and shall be considered reimbursement in part for the use of the Corporation's money in maintaining the Split Dollar Plan. The Corporation may pay all loan interest in connection with loans made on its limited loan right in addition to the amounts specified in Article 2. In no event shall the payment of interest constitute a premium payment under this Agreement. Any unpaid interest charges shall be added to the outstanding indebtedness of the Policy.

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C.      The Corporation shall be prohibited from taking any action that might endanger the interest of the Policy Owner.

D. In addition to these limited rights in the Policy hereby assigned to the Corporation by the Policy Owner, the Corporation's security interest in the Policy shall apply to any proceeds payable to the Policy Owner should the Policy Owner surrender the Policy pursuant to
        Article 5A of this Agreement or as a result of the termination of this Agreement as provided for in Article 8 of this Agreement. In such event, the Policy Owner shall pay the Corporation an amount equal to the Corporation's security interest in the Policy.

                                   Article 5

        The Policy Owner retains all rights in the Policy not specifically assigned to the Corporation including, but not limited to, the following rights:

        A. The right to surrender the Policy and receive the surrender value.

        B.   The right to change the beneficiary of the Policy.

        C.   The right to select dividend options.

        D. The right to select optional methods of settlement with regard to the Part B death benefit provided for in Article 7.

        E.   All other rights contained in the Policy.

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                                   Article 6

        In the event of such surrender, the Policy Owner shall receive the surrender value as defined in the Policy on behalf of the Corporation with respect to the Corporation's security interest in the Policy as defined in
Article 4 of this Agreement, less any loans made by the Corporation pursuant to its loan rights in the Policy, and shall pay such amount to the Corporation. It is agreed that the New York Life may be directed by the Policy Owner in writing to draw a check payable in that amount to the Corporation. It is the purpose of this provision to specifically provide that the sole and exclusive right to surrender the Policy is vested in the Policy Owner.

                                   Article 7

        In the event of the death of the insured while the Policy and this Agreement are in force, the proceeds of the Policy shall be divided in two parts and paid by New York Life as follows:

Part A. This part shall be paid to the Corporation in an amount equal to its security interest as defined in Article 4 of this Agreement less any loans made by the Corporation pursuant to its loan rights in the Policy. In no event shall such amount be less than the aggregate amounts paid by the Corporation towards its share of the premium pursuant to Article 2 of this Agreement less any Corporate loans. This amount shall be established in a written statement to the New York Life by the Corporation and verified by the beneficiary or beneficiaries designated to receive the proceeds in accordance with the terms of the Policy.

Part B. The balance of the death benefit shall be paid to the beneficiary or beneficiaries designated to receive such balance in accordance with the terms of the Policy.

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                                   Article 8

A.      This Agreement shall be terminated:

        1)   upon surrender of the Policy by the Policy Owner pursuant to
             Article 5 of this Agreement;

        2) upon thirty (30) days written notice of termination sent by Registered Mail by either party to the other party at that party's last known address;

        3) upon failure of the Policy Owner to remit to the Corporation his or her share of the premium, if any, pursuant to Article 2 of the Agreement; or

        4) termination of the Employee's employment with the Corporation for any reason whatsoever other than the Employee's death.

B. If this Agreement is terminated pursuant to A above, the Policy Owner shall have thirty (30) days from the effective date of such termination in which to remit to the Corporation without interest its security interest in the Policy as defined in Article 4 less any "Corporate Loans" on the Policy and interest on such loans then due plus any premiums paid by the Corporation pursuant to Article 2 of the Agreement beyond the effective date of the termination of the Agreement. Upon receipt of this amount, the Corporation shall release the Collateral Assignment on the Policy.

        If the Policy Owner does not remit such amount within this thirty (30) day period, the Policy Owner shall obtain the Policy's cash surrender value. In such event, the Policy Owner shall receive the surrender value of the Policy on behalf of the Corporation with respect to the Corporation's security interest in the Policy as defined in Article 4 of this Agreement less any loans made by the Corporation pursuant to its loan rights in the Policy and shall pay such amount to the Corporation. It is agreed that the New York Life may be directed by the Policy Owner in writing to draw a check payable in that amount to the Corporation.

        As an alternative to surrendering the Policy, the Policy Owner shall have the right to transfer the ownership of the Policy to the Corporation.

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                                   Article 9

        Any payments made or action taken by the New York Life in accordance with the provisions of the Policy and the Collateral Assignment of the Policy shall fully discharge it from all claims, suits and demands of all persons whatsoever.

                                  Article 10

        This Agreement shall be binding upon the parties hereto, their heirs, legal representatives, successors and assigns.

                                  Article 11

        This Agreement embodies all agreements made with respect to the Policy, and no change, alteration or modification may be made except in writing signed by all parties hereto.

                                  Article 12

        This Agreement is governed by the laws of the State of Michigan.


        IN WITNESS WHEREOF, the parties hereto have set their hands at Jackson, Michigan, the day and year first above written.




Signed in the presence of:       JACOBSON STORES INC.



  /s/  Madeleine V. Haines       BY:   /s/  Robert M. Eaton
- --------------------------          -----------------------------------
Witness                          The "Corporation" Vice President
                                     and Treasurer


  /s/  Lillian Arft                   /s/  JoAnne G. Rosenfeld, Trustee
- --------------------------          -----------------------------------
Witness                          The "Policy Owner"


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                             COLLATERAL ASSIGNMENT



For value received, I hereby assign unto

                             JACOBSON STORES INC.
                             3333 Sargent Road
                             Jackson, Michigan  49201

the policy of Insurance known as No. 35-909-033 issued by New York Life Insurance Company on the life of Mark K. Rosenfeld as collateral security to the extent of the indebtedness of the Owner to the Assignee.

The Assignee, without the consent of the Owner, may borrow all or any part of the Policy's loan value.

Except as specifically herein granted to the Assignee, the Owner shall retain all incidents of ownership in the Policy.

Dated, December 20, 1988




                                      /s/  JoAnne G. Rosenfeld
                                    ----------------------------
                                    Trustee, JoAnne G. Rosenfeld
                                    Irrevocable Trust



NEW YORK LIFE INSURANCE COMPANY has retained the duplicate of this assignment. The company assumes no responsibility for the validity of the assignment.






New York, ______________, 19___